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                                  EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

        Redding Bank of Commerce, a California Corporation, hereinafter referred to as Employer, and Russell L. Duclos, hereinafter referred to as Employee, for and in consideration of their respective promises and undertakings set forth herein, the sufficiency of which is hereby acknowledged, do hereby agree, covenant, and acknowledge as follows:

        1.     Employment and Duties

        Employer is employing Employee as Chief Executive Officer for the purpose of providing Employer with the services described in the position description set forth in Paragraph 10 and to perform any other services as may be directed by the Board of Directors of Employer.

        2.     At-Will Employment

        Employee is employed as an "at-will" employee - that is, there is no fixed term or minimum term. Employee and Employer may each terminate this agreement at any time for any reason, or for no reason, with or without notice. Unless sooner terminated, pursuant to the terms hereof, this agreement shall automatically terminate on June 30, 2000.

        3.     Salary

        Employee's initial base salary will be $4,166.67 per pay period, payable twice per month on the fifteen (15th) day and on the last day of the month. Employer will make customary withholdings. The fact that the salary is payable twice per month is not to be construed to create a minimum employment term or notice requirement. The base salary shall be reviewed and adjusted annually.

        4.     Benefits

               (a) Profit Sharing: In addition to the base salary, Employee shall be eligible to receive Profit Sharing compensation pursuant to the Incentive Profit Sharing Plan adopted by Employer in December 1992 and as amended from time to time thereafter or terminated.

               (b) Fringe Benefits: Employer agrees to provide Employee with the following benefits for so long as Employee is employed under this Agreement:


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                        (i) An automobile suitable to his position with
Employer. Employer shall pay or reimburse Employee for all necessary and customary expenses for such automobile, incurred by Employee in the conduct of business of Employer, including maintenance, insurance and expenses of operation.

                        (ii) Employer will sponsor and pay for a proprietary membership and monthly dues in the Riverview Country Club for the use by Employee for business development.

                        (iii) An annual paid vacation of four (4) weeks.

                        (iv) Employee is authorized to incur necessary and customary expenses in connection with the business of the Employer, including expenses for entertainment, travel, promotional and similar matters. Employer will pay or reimburse Employee for such expenses upon presentation of appropriate records which verify such expenses.

        5.     Severance

        In the event Employee is terminated for a reason other than cause (termination for cause is a termination for any legitimate business reason), Employer shall be obligated to pay Employee the sum of twice Employees's then annual base salary, to be paid out over one year; provided, however, that Employer shall not be obligated by contract, statute, or otherwise to pay to Employee any additional amount of money for any reason. Employee accepts, and acknowledges that, the sum of twice Employee's then base salary, is the only money which Employer will ever owe or pay Employee in the event of a termination. In the event Employee sues Employer for any reason, he shall, by such suit, relinquish all rights to severance of any kind, including severance in the amount of twice Employee's then annual base salary, and/or any part of that sum, and Employee shall be obligated to refund any part of the sum previously paid.

        In exchange for the guaranteed amount stated above, Employee also agrees that, for a twelve month period after leaving the employe [sic] of the Employer, regardless of the reason for leaving, Employee will not become employed by a financial institution (i.e. regulated by the Federal or State Banking or savings and loan authorities) within Shasta County, California. Should Employee become employed by a financial institution in Shasta County, within 12 months of his termination, in violation of


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his above-stated promises, Employee shall relinquish all rights (if any) to the amount stated above, and/or any part of that sum and shall be obligated to refund any part of the sum previously paid.

        6.     Performance

        During his employment, Employee shall devote his entire time and attention to the interests of the Employer in a manner consistent with the highest professional standards and Employer policies.

        7.     Confidentiality

        In order to render services to Employer, Employee will be informed of confidential information developed by Employer, will develop confidential information for Employer, and will receive and use confidential information from Employer and others solely as a consequence of the employment relationship and solely for the purpose of conducting Employer's business. Employee acknowledges the existence of his fiduciary duty to employer not to sue or divulge any such confidential information for any purpose other than as necessary to conduct Employer's business. Employee acknowledges that Employer's confidential information, both written and oral, constitutes valuable property and that Employer may take such actions as are necessary to protect that property. Employee covenants and agrees that he will neither use for any reason or purpose nor divulge to any person all or any portion of any confidential information acquired in his employment, nor shall Employee make disparaging statements regarding Employer or any of Employer's employees, irrespective of the time, manner, cause of, or reason for termination of his employment. Likewise, after his employment with Employer, Employee will not solicit any employee of Employer for three (3) years for the purpose of employing such an employee.

        8.     Modification and Severability

        No addition to, modification of, amendment to, or deletion from this agreement shall be valid unless it is in writing and executed by the parties to this agreement. A legal determination that any paragraph, sub-paragraph, sentence, clause or provision of this agreement is void, invalid, or unenforceable shall have no effect on any other paragraph, sentence, clause or provision of this agreement.


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        9.     Entire Agreement

        Employee and Employer agree that this Employment Agreement contains the entire understanding and agreement between them regarding Employee's employment by Employer. There are no oral agreements or understanding or any other written agreements which directly or indirectly affect the employment relationship between us and you.

        10.    Description of Employee's

        Employee shall be the Chief Executive Officer and President of Employer, and in that capacity shall perform the duties customarily performed in such offices, subject to the authority of the Board of Directors of the Employer. Employee shall hold and perform all the responsibilities and duties prescribed by the Board and by the Bylaws of the Employer. Employee shall devote his full time and attention to the affairs of the Employer and shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, major stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.


Dated: June 17, 1997               REDDING BANK OF COMMERCE


                                   BY: /s/ Robert C. Anderson
                                      -------------------------
                                      Robert C. Anderson
                                       Chairman of the Board


                                       /s/ Russell L. Duclos
                                      -------------------------
                                      Russell L. Duclos
                                       President & C.E.O.

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